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                                                                   EXHIBIT 99.1
    CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                             18 U.S.C. SECTION 1350

In connection with the Quarterly Report of P. H. Glatfelter Company (the "Company") on Form 10-Q for the period ended September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, George H. Glatfelter II, Chief Executive Officer of the Company, certify to the best of my knowledge, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

         1). The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2). The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                                       P. H. GLATFELTER COMPANY

Date: November 14, 2002                                George H. Glatfelter II
                                                       Chief Executive Officer